Exhibit 99.1

SearchHelp, Inc. Announces the Death of Its Chief Financial Officer

    BETHPAGE, N.Y.--(BUSINESS WIRE)--March 11, 2005--SearchHelp, Inc (OTC: SHLP, SHLPW, SHLPZ) today announced, with deepest regrets, that its Chief Financial Officer, Noel C. Bonilla died suddenly on Wednesday, March 9, 2005. Noel C. Bonilla was an accountant and attorney, who brought over 25 years of experience in both public and private accounting to the Company. Mr. Bonilla severed as the CFO since April 2004 and has served on the Company's Advisory board since 2000.
    "SearchHelp was very fortunate to have such a well respected and talented individual as Mr. Bonilla on our management team. He will be greatly missed." said Bill Bozsnyak, CEO and Debbie Seaman, President of SearchHelp.
    The Board of Directors appointed Mr. Bozsnyak to serve as the interim CFO until the Company finds a qualified and permanent replacement.

    About SearchHelp

    SearchHelp Inc. is an organization focused on utilizing new and emerging technology to develop products and services oriented toward improving family safety and well-being.

    Statements in this press release or in other SearchHelp communications may relate to future events or SearchHelp's future performance. Such statements are forward-looking statements and are based on present information SearchHelp has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to inherent risks and that actual results may differ materially from such forward-looking statements. Further, investors are cautioned that SearchHelp does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations. SearchHelp makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995.

    CONTACT: SearchHelp, Inc.
             Debbie Seaman, 516 922 4765